EXHIBIT 99.6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON

FINANCIAL STATEMENT SCHEDULE

To the Board of Directors

of Alcoa Inc.:

Our audits of the consolidated financial statements, of management’s assessment of the effectiveness of internal control over financial reporting and of the effectiveness of internal control over financial reporting referred to in our report dated February 17, 2006, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the discontinued operations discussed in Note B, as to which the date is January 15, 2007, appearing in the 2005 Annual Report to Shareholders of Alcoa Inc. and its subsidiaries (which report, consolidated financial statements and assessment are incorporated by reference in this Annual Report on Form 10-K) also included an audit of the financial statement schedule included in this Current Report on Form 8-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

February 17, 2006, except with respect to the effects of the discontinued operations discussed in Note B to the consolidated financial statements, as to which the date is January 15, 2007